EXHIBIT 10.1


                       DEVELOPMENT AND LICENSING AGREEMENT
                                       FOR
                        SAFETY "SELDINGER" NEEDLE DEVICE
                                     BETWEEN
                             MED-DESIGN CORPORATION
                                       AND
                                 MEDAMICUS, INC.


This Development and Licensing Agreement (the "Agreement") is entered into and made effective as of this 25th day of August, 2000 (the "Effective Date") by and between:

Med-Design Corporation            MedAmicus, Inc.
2810 Bunsen Avenue                15301 Highway 55 West
Ventura, CA 93003                 Plymouth, MN 55447

(hereinafter referred to as       (hereinafter referred to as
"Med-Design")                     "MedAmicus")

                                    RECITALS

         WHEREAS, Med-Design is engaged in the development of safety needle devices for various medical applications and holds certain intellectual property rights related thereto;

         WHEREAS, MedAmicus desires to have Med-Design develop a safety "SELDINGER" type needle device for certain applications and to license the technology to MedAmicus;

         NOW THEREFORE, for and in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         1.1 "Seldinger Needle Device" (also referred to as guidewire introducer) as used herein shall mean ***.

         1.2 The "Product" as used herein shall mean a Seldinger Needle Device of the type illustrated in Exhibit A attached hereto.

         1.3 "Patent Rights" as used herein shall mean patents and patent applications relating to the Product, or any improvement or modification to the Product, its manufacture or use, and any subsequently filed patent applications and any patents issuing therefrom that are owned by or assigned to Med-Design and any other patents and patent applications in which Med-Design has an ownership or licensable interest relating to the Product.

         1.4 "Venous Field" as used herein shall mean use of the Product for venous applications, including pacing, port and the dialysis markets, which are not inconsistent with rights conveyed to Becton, Dickinson and Company. Nothing in this agreement grants MedAmicus any rights to the A/V Fistula Needle Set products developed by Med-Design.

         1.5 "Arterial Field" as used herein shall mean use of the Product in arterial applications, which are not inconsistent with rights conveyed to Becton, Dickinson and Company, and specifically excluding PICC applications.


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2.       PRODUCT DEVELOPMENT

         Med-Design and MedAmicus have set forth the primary specifications (the "Specifications") of the Product along with an estimate of development costs and time schedule attached hereto as Exhibit B. Prior to commencing work, appropriate technical personnel from each party will evaluate, and all parties will mutually agree to modifications of Exhibit B, if necessary. Med-Design will then develop the Product according to the agreed upon Specifications and within the agreed upon time schedule. Deviations from that which is set forth in Exhibit B, which materialize as the work progresses, including deviations requested by Med-Design's patent counsel, shall be mutually agreed upon in good faith by the parties in writing. Approval of changes shall not be unreasonably withheld by either party. If material changes in the design are requested by MedAmicus, Exhibit B shall be amended to provide for a reasonable extension of time to complete the project.

         Upon mutual agreement of the successful completion of each milestone in the time schedule, MedAmicus will pay Med-Design the amounts set forth in Exhibit B for such milestone.

         If mutual agreement, as contemplated above in this paragraph cannot be reached by the parties, this Agreement shall automatically be terminated without recourse for damages between the parties or the requirement for arbitration; however, the previously signed Confidentiality Agreements between the parties shall continue in force.

         Upon completion of the design, all Specifications and drawings of the design for the Product shall be provided to MedAmicus in a form which will allow MedAmicus to transfer the Product to be manufactured and meet the requirements of the Medical Device Directive and ISO 46001.

         MedAmicus has responsibility to procure all regulatory approvals to market the Product.

3.       LICENSE

         MedAmicus is hereby granted an exclusive, worldwide license under the Med-Design Patent Rights to make, use, sell, and have made the Product for the Venous Field. If MedAmicus knows that a person is using or selling the Product or will use or sell the Product for use other than in the Venous Field, MedAmicus will not sell Product to such person without prior written consent from Med-Design. Med-Design will retain the right to purchase the Product from MedAmicus at a mutually agreed upon price for sale to customers outside the Venous Field to which MedAmicus has been granted exclusivity as set forth above.

         No sub-licenses are permitted under this Agreement.

         Med-Design grants MedAmicus a revocable, non-exclusive license to make, use, sell, and have made the Product for the Arterial Field. It is understood that Med-Design shall have the right to terminate the revocable, non-exclusive license in the Arterial Field at any time, at Med-Design's sole discretion, provided however that, Med-Design and MedAmicus may negotiate in good faith to modify the termination right as set forth in the Arterial Field for a specific market upon MedAmicus' request at terms to be negotiated.

         During the term of this Agreement, Med-Design hereby grants MedAmicus a license to use all trademarks which are or may be owned by Med-Design and not licensed to others, in connection with the Product under an appropriate royalty-free trademark license agreement.

4.       ROYALTIES

         4.1 As consideration for the licenses granted hereunder, MedAmicus will pay to Med-Design royalties at the rate of twenty per cent (20%) of the net sales price of the Product. Royalties shall be paid on the net sales price of Products, which shall mean the sales price less returns, warranty claims, refunds and custom or import duties. Royalties are payable based on sales of the Product being recorded by MedAmicus on a country by country basis.


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         In the event the Product is incorporated into a procedural kit, the net sales price on which the royalty shall be applied shall be calculated by applying to the net sales price of the procedural kit, a fractional multiplier having as its denominator the list price of the kit and as its numerator the list price of the Product, if the Product is sold separately in an arms length transaction in substantially the same quantity at generally the same time as the transaction to which this subparagraph relates. If the Product is not sold separately in such a transaction, the net sales price on which a royalty rate is applied shall be calculated by applying to the net sales price of the kit, a fractional multiplier having as its denominator the total manufacturing cost of the kit and as its numerator the manufacturing cost of the included Product. It is understood that in no event shall the net sales price for the Product in a kit, or multiple kit contract, be less than the selling price of the Product, if the Product is sold separately in an arm's length transaction in substantially the same quantity at generally the same time.

         4.2 MedAmicus agrees to keep complete and accurate records of its sales of the Product and all data necessary for the computation of payments to be made to Med-Design hereunder. Payments shall be made on or before the last business day of July, October, January and April of each year for the sales of the Product during the preceding quarterly periods ending on the last day of June, September, December and March, respectively. Such payments shall be accompanied by a statement showing the total net sales of the Product by MedAmicus, and such other particulars as are necessary for an accurate accounting of the payments made pursuant to this Agreement. Payment of the amount due shall accompany such statement.

         4.3 To the extent sales requiring a royalty payment may have been made by MedAmicus in a country other than the United States, such royalty payments shall be made by MedAmicus in United States dollars on the basis of conversion from the currency of such other country, at the rate of exchange recited in the Wall Street Journal on the last business day of the calendar quarter in which the sales occurred, and shall be paid at the time and in the manner set forth above. MedAmicus agrees to accompany the statements to Med-Design with copies of their rates of exchange used in calculating exchange rates for royalties in regard to countries outside the United States.

5.       MINIMUMS

         In order to retain the licenses granted above, MedAmicus must sell, either alone or as part of a kit, not less than the number of units of the Product during each royalty year under this Agreement as set forth in Exhibit C attached hereto. In the event MedAmicus does not sell the minimum quantities recited for each year in Exhibit C, MedAmicus may pay the royalty for that number of units which would be sufficient to meet the applicable minimum quantities and, if it does so, MedAmicus may retain the exclusive license granted herein.

         In the event MedAmicus does not sell the minimum quantities recited for each year in Exhibit C, MedAmicus may pay an additional royalty for that number of units which would be sufficient to meet the applicable minimum quantities and, if it does so, MedAmicus may retain the exclusive license granted herein. For purposes of making this additional royalty payment, MedAmicus shall calculate an average unit selling price of the Product actually sold during the royalty year, and shall multiply that average unit selling price times the number of units that would be sufficient to meet the applicable minimum quantities, and then multiply that total times the royalty rate. In the event less than twenty per cent of the minimum quantities recited for a year were actually sold for that year, then the average unit selling price for the above calculation shall be set at $***.

         If MedAmicus does not sell the minimum quantities set forth in Exhibit C, and chooses not to pay the additional royalties necessary to retain the exclusive license as set forth above in this paragraph, then Med-Design has the option, in its sole discretion, (a) to convert the exclusive license to a non-exclusive license; (b) to terminate the license granted herein and demand the return of all manufacturing drawings originally provided to MedAmicus by Med-Design, provided Med-Design agrees to purchase any dedicated manufacturing equipment at its book value; or (c) to terminate this Agreement in its entirety.

6.       INTELLECTUAL PROPERTY

         6.1 WARRANTY

         Med-Design warrants that it holds Patent Rights to the Product.


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         6.2 OBLIGATION FOR ENFORCING PATENT RIGHTS

                  (A) In the event either party hereto receives notice of alleged third party infringement of any of the Patent Rights covering the Product, it shall promptly notify the other party in writing of such infringement. Med-Design shall have the right, but not the obligation, to bring suit and to control the conduct of such suit against the third party infringer, and to join MedAmicus as a party to such suit, if necessary, in which event Med-Design shall hold MedAmicus free, clear and harmless from any and all costs and expenses of such litigation. In the event Med-Design exercises the right to bring suit, MedAmicus shall have the right to receive twenty-five per cent (25%) of the damages recovered after a deduction for all legal expenses by Med-Design, including attorney's fees, incurred and paid by Med-Design in such lawsuit and Med-Design shall have the right to retain any remaining damages recovered.

                  (B) If Med-Design does not bring suit against a third party infringer, as herein provided in subparagraph (A) above, within nine months after receipt of notice, MedAmicus shall have the right, but shall not be obligated, to bring suit to stop such third party infringement, and to join Med-Design as a party to such suit if necessary, in which event MedAmicus shall hold Med-Design free, clear and harmless from any and all costs and expenses of such litigation, except as set forth in the following sentence. If MedAmicus exercises its right to bring suit against a third party infringer of the Patent rights, Med-Design shall have the right to voluntarily join the suit and be represented by its own counsel, at its own expense. In the event MedAmicus exercises the right to bring suit for such alleged infringement, Med-Design shall have the right to receive twenty-five per cent (25%) of all damages recovered. If Med-Design does not join the suit by MedAmicus, MedAmicus shall be entitled to deduct the cost of its legal expenses, including attorney's fees, incurred and paid by it in such lawsuit from the recovery of the suit before calculating Med-Design's portion of the recovery.

         6.3 DEFENDING INFRINGEMENT CLAIMS

         If MedAmicus is sued in the United States by a third party in an action for patent infringement based on the manufacture, use or sale of the Product in the United States under the Patent Rights, then the following shall apply:

         (i) If the infringement claim covers features under Med-Design's Patent Rights, and on which MedAmicus is paying royalties to Med-Design under Paragraph 4 of this Agreement, then MedAmicus may deduct the following from royalties due Med-Design in the United States based on sales of such Product in the United States covered by the third party patent:

         (ii) 50% of the cost and expenses (including legal fees) incurred in defense and disposition of the patent infringement action.

         (iii) The deduction shall be made against present and future royalties due for sales in the United States until MedAmicus has recovered such costs and expenses; except that, if Med-Design's Patent Rights become involved in such suit and are held invalid or unenforceable by a court of competent jurisdiction, then MedAmicus shall have no further liability to Med-Design relative to such invalid or unenforceable Patent Rights and Med-Design shall refund up to half of the royalties paid with respect to such invalid or unenforceable Patent Rights; provided however that, Med-Design, at its option, shall have the right to join in any such suit and defend such suit against MedAmicus and select counsel to defend such suit, at any time during the course of any such suit. Med-Design's liability for infringement by MedAmicus of third party patents shall be limited to the deduction from royalties as set forth above due for sales in the United States covered by the third party patent.

         6.4 INTERNATIONAL PATENT RIGHTS

         Should MedAmicus desire patent protection outside the United States, and the right to obtain patent protection in countries outside the United States still exists, then MedAmicus shall pay all costs associated with obtaining such patent protection, but any such patents shall be the sole property of Med-Design.


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         6.5 RIGHTS OF MED-DESIGN

         Except as specifically set forth herein, nothing in this Agreement provides that any intellectual property rights of Med-Design shall accrue to MedAmicus.

7.       LIMITATION OF LIABILITY AND WARRANTY

         MedAmicus will indemnify and hold Med-Design harmless from any claims made by customers, physicians or patients related to the malfunction, perceived malfunction or product liability of any nature relative to the Product.

         Neither party will be liable to the other for any consequential, indirect, punitive, special or incidental damages, whether foreseeable or unforeseeable based upon this Agreement (including but not limited to, claims for loss of goodwill, profits, investments, use of money or use of products, interruption in use, stoppage of other work or impairment of other assets, or labor claims) arising out of breach of express or implied warranty, breach of contract, misrepresentation, negligence, strict liability in tort or otherwise, except as otherwise provided above in this paragraph.

8.       TERM OF AGREEMENT AND TERMINATION

         8.1 TERM

         This Agreement shall become effective as of the Effective Date and shall continue in effect for a period equivalent to the remaining life of the applicable Patent Rights, or until the Patent Rights are held invalid or unenforceable by a court of competent jurisdiction, and so long as the Product is covered by one or more of the Patent Rights, unless terminated earlier by mutual agreement of the parties or pursuant to the other termination terms herein. Upon its expiration, the Agreement may be extended, by mutual agreement of the parties in writing, for additional periods of one year.

         8.2 TERMINATION

         As set forth in Section 5, this Agreement may be terminated by Med-Design for MedAmicus' failure to meet the Minimum Purchase Quantities set forth in Exhibit C.

         8.3 TERMINATION EVENTS

         Notwithstanding the termination provisions stated in Sections 8.1 and
8.2 above, either party shall be entitled to terminate this Agreement by notice in writing to the other party in the event that any of the following occurs:

         (a) If the other party enters into bankruptcy or debt reorganization proceedings.

         (b) If a receiver is appointed over any of the other party's property.

         (c)      If the other party discontinues business.

         (d) If the other party fails to perform any of its obligations hereunder, and such failure continues for thirty days after written notice of failure is given to the other party.


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9.        MISCELLANEOUS:

         9.1 NOTICE

         All notices or other communications hereunder shall be in writing and shall be hand delivered or sent by first class United States mail to the following address. Mailed notice shall be effective two days following the day of mailing; however, hand delivery and fax transmissions of notices shall be effective the day received.

      MED-DESIGN                                    MEDAMICUS
      ----------                                    ---------
      Michael Simpson                               James D. Hartman
      The Med-Design Corporation                    MedAmicus, Inc.
      2810 Bunsen Avenue                            15301 Highway 55 West
      Ventura, CA 93003                             Plymouth, MN 55447
      Fax:  805-339-0209                            Fax:  763-559-7548

         9.2 GOVERNING LAW

         This Agreement shall be considered as made and executed in the State of Pennsylvania, and this Agreement shall be constructed and enforced according to the laws of the State of Pennsylvania.

         9.3 SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provisions; and section titles and captions in this Agreement are for convenience only and do not define, limit or construe the contents of such paragraphs.

         9.4 ASSIGNMENT

         This Agreement shall not be assigned without the prior written consent of the other party.

         9.5 SUCCESSORS

         This Agreement and all of its terms shall be binding upon the successors and permitted assigns of both parties.

         9.6 COMPLETE AGREEMENT

         Other than previously signed Confidentiality Agreements which shall stay in full force and effect, this Agreement contains the entire understanding among and between the parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein.

         9.7 ARBITRATION

         The parties shall attempt in good faith to resolve any dispute arising out of the Agreement, promptly by negotiations between executives of the parties who have authority to settle disputes. After notice of a dispute and the dispute being unresolved by executives for two months, any such unresolved dispute, controversy or claim arising out of or relating to this Agreement, or the breach, validity or termination thereof, shall be finally settled by arbitration and either party may submit the dispute to arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of arbitration, except as modified by mutual agreement of the parties. The seat of the arbitration shall be (i) Minneapolis (if MedAmicus is a named defendant), or (ii) Philadelphia (if MDC is a named defendant); provided, however, that the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient under the circumstances. The appointing authority shall be the American Arbitration Association. Any award rendered by the arbitrators shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable attorney's fees and disbursements, but shall not include punitive or consequential damages. Judgment upon the award rendered may be entered in any court having jurisdiction thereof or having jurisdiction over the appropriate party or its assets. While any dispute is pending hereunder, the parties will continue to perform their obligations as set forth herein.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:


---------------------------------------- ---------------------------------------
THE MED-DESIGN CORPORATION               MEDAMICUS, INC.
---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------
Signature                                Signature
---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------
Print Name                               Print Name
---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------
Title                                    Title
---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------
Date                                     Date
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                                    EXHIBIT B

TIME AND PAYMENT SCHEDULE:

-------------------- ---------------------------------------- -------- ---------
Project Definition   Final agreement by technical personnel      ***     $***
                     on all Specifications, timetable and
                     cost to complete
-------------------- ---------------------------------------- -------- ---------
Design Review II     Design output from Med-Design               ***     $***
-------------------- ---------------------------------------- -------- ---------
Design Review III    Design Verification through animal
                     testing                                     ***     $***
-------------------- ---------------------------------------- -------- ---------
Technology Transfer  Transfer of all documentation, fixtures,    ***     $***
                     molds, prototypes to MedAmicus
-------------------- ---------------------------------------- -------- ---------


EXTERNAL COSTS:

All external costs will be borne by MedAmicus. These costs include, but are not limited to:
      *  Molds, fixtures and other capital equipment
      *  All external testing, including animal testing
      *  All parts for prototypes
      *  Costs for consultants for manufacturing startup


SPECIFICATIONS:

See attached pages 1-3


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                                    EXHIBIT C
                           MINIMUM PURCHASE QUANTITIES

---------------------------------------- ---------------------------------------
              ROYALTY YEAR                        QUANTITY IN UNITS
---------------------------------------- ---------------------------------------
                   1                                     ***
---------------------------------------- ---------------------------------------
                   2                                     ***
---------------------------------------- ---------------------------------------
                   3                                     ***
---------------------------------------- ---------------------------------------
                   4                                     ***
---------------------------------------- ---------------------------------------
       5 To Contract Termination                         ***
---------------------------------------- ---------------------------------------

Royalty year 1 commences on first day product is commercially shipped for non-clinical purposes, or December 31, 2000 whichever is first. In the event of unforeseeable circumstances, this date may be extended by mutual written consent of the parties. Royalty years thereafter commence on the annual anniversary of Royalty Year 1.


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